UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Amendment No. 1 to

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BakBone Software Incorporated

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BAKBONE SOFTWARE INCORPORATED

10145 Pacific Heights Boulevard, Suite 500

San Diego, California 92121

(858) 450-9009

NOTICE OF THE SPECIAL MEETING

OF SHAREHOLDERS TO BE HELD

APRIL 29, 2004

TO: THE SHAREHOLDERS OF BAKBONE SOFTWARE INCORPORATED

Notice is hereby given that a Special Meeting (the “Meeting”) of the holders of common shares (“Common Shares”) and holders of Series A preferred shares (the “Preferred Shares”) of BakBone Software Incorporated, a Canadian corporation (“BakBone” or the “Company”), will be held at the Wyndham San Diego North Hotel at 5975 Lusk Boulevard, San Diego, California, 92121, on April 29, 2004 at 9:00 a.m. (California time), for the following purposes:

•	to consider and, if deemed advisable, to pass, with or without variation, a special resolution providing the Board of Directors with the authority to amend the articles of the Company, for a period of one year after shareholder approval of the resolution, to consolidate the number of issued and outstanding Common Shares (the “Reverse Stock Split”), provided that the ratio for the Reverse Stock Split is not greater than one (1) new common share of the Company (“New Common Share”) for each five (5) Common Shares outstanding; and

•	to consider and, if deemed advisable, to pass, with or without variation, a special resolution ratifying the Company By-laws, and amending the same, specifically, section 8.14, to increase the quorum requirement from five percent (5%) of the shares entitled to vote at a meeting to thirty-three and one-third percent (33 1/3%) of the shares entitled to vote at a meeting, provided that at least thirty-three and one-third percent (33 1/3%) of the common shares entitled to vote at the meeting are present and represented in person or by proxy (the “By-law Ratification and Quorum Amendment”).

The Reverse Stock Split will only proceed if the Board of Directors elects to effect the same, and is subject to and will only proceed with the approval of the Toronto Stock Exchange (the “Toronto Exchange”). The Reverse Stock Split and the By-law Ratification and Quorum Amendment must be approved by not less than two-thirds of the votes cast at the Meeting. The holders of the outstanding Preferred Shares of the Company have agreed to vote in favour of the Reverse Stock Split and the By-law Ratification and Quorum Amendment.

The nature of the business to be transacted at the Meeting is described in further detail in the accompanying Information Circular.

The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting is March 29, 2004 (the “Record Date”). Shareholders of BakBone whose names have been entered in the register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Meeting, provided that, to the extent a shareholder transfers the ownership of any of such shareholder’s shares after such date and the transferee of those shares establishes that the transferee owns the shares and requests, not later than 10 days before the Meeting, to be included in the list of shareholders eligible to vote at the Meeting, such transferee will be entitled to vote those shares at the Meeting.

A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed in order to reach or be deposited with the Secretary of BakBone c/o CIBC Mellon Trust Company, Suite 600, The Dome Tower, 333—7th Avenue S.W., Calgary, Alberta,

T2P 2Z1, not later than forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time set for the Meeting or any adjournment thereof.

The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder’s agent authorized in writing or, if the shareholder is a corporation, under its corporate seal by an officer or agent thereof duly authorized. Non-registered shareholders must seek instructions on how to complete their form of proxy and vote their shares from their nominee.

The persons named in the enclosed form of proxy are directors and/or officers of BakBone. Each shareholder has the right to appoint a proxyholder other than such persons, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder’s behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder’s appointee should be legibly printed in the blank space provided.

In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by a BakBone shareholder should be delivered by facsimile to CIBC Mellon Trust Company at (403) 232-2400.

The Company’s Information Circular and an Instrument of Proxy accompany this Notice of Meeting.

This Notice of Meeting and the Information Circular are dated April     , 2004, and are first being mailed to shareholders, along with the enclosed Instrument of Proxy, on or about April     , 2004.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “Keith Rickard”

President and Chief Executive Officer

BAKBONE SOFTWARE INCORPORATED

MANAGEMENT PROXY CIRCULAR

for the Special Meeting of Shareholders

to be Held on April 29, 2004

PART I

INTRODUCTION

This Management Proxy Circular (the “Information Circular”) is furnished in connection with the solicitation of proxies by the management of BakBone Software Incorporated (“BakBone” or the “Company”) for use at the special meeting of shareholders (the “Meeting”) (including any adjournment or adjournments thereof), to be held at the Wyndham San Diego North Hotel at 5975 Lusk Boulevard, San Diego, California, 92121, on April 29, 2004 at 9:00 a.m. (California time) for the purposes set forth in the accompanying Notice of Meeting. This Information Circular is dated April     , 2004, and is first being mailed to shareholders, along with the enclosed Instrument of Proxy, on or about April     , 2004.

No person has been authorized by BakBone to give any information or make any representations in connection with the transactions herein described other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by BakBone. Unless otherwise stated, the information contained in this Information Circular is given as of April     , 2004, and you should not assume that the information contained herein is accurate as of any date other than this date.

CURRENCY AND EXCHANGE RATES

All dollar amounts in the Information Circular, unless otherwise indicated, are stated in United States currency. The Company has adopted the United States dollar as the functional currency for its consolidated financial statements. The following table sets forth, for each of the periods indicated, the high and low rates of exchange of Canadian dollars into United States dollars, the average of the exchange rates during each such period and the end-of-period rate. Such rates are shown as, or are derived from, the reciprocals of the noon buying rates in New York City for cable transfers payable in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. The noon buying rate on March     , 2004 was $            .

	Nine Months Ended December 31, 2003	Year Ended March 31, 2003	Year Ended March 31, 2002	Year Ended March 31, 2001
High	$0.7738	$0.6823	$0.6199	$0.6889
Low	$0.6756	$0.6252	$0.6623	$0.6336
Average	$0.7326	$0.6454	$0.6389	$0.6648
Period End	$0.7738	$0.6806	$0.6275	$0.6336

PART II

GENERAL PROXY INFORMATION

General Meeting Requirements

As of April             , 2004, there were              Common Shares and 18,000,000 Series A Preferred Shares (the “Preferred Shares”) (each of which is currently convertible into one Common Share) outstanding for an aggregate of              Common Shares, on a fully converted basis. Each outstanding Common Share and each Preferred Share is entitled to one (1) vote on any ballot at the Meeting. For purposes of the following discussion, the Common Shares and Preferred Shares are collectively referred to as the “Shares.” The Board of Directors of BakBone has fixed the record date for the Meeting at the close of business on

March 29, 2004 (the “Record Date”). BakBone will prepare, as of the Record Date, a list of holders of Shares (“Shareholders”) entitled to receive the Notice of Meeting and showing the number of Shares held by each such Shareholder. A Shareholder named in the list is entitled to vote the Shares shown opposite such Shareholder’s name at the Meeting except to the extent that such holder transfers ownership of the Shares after the Record Date, in which case the transferee shall be entitled to vote such Shares upon establishing ownership and requesting, by 4:30 p.m. (Calgary time) not later than 10 days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting.

A quorum for the transaction of business at the Meeting shall be present if two persons are present, in person or by proxy, holding or representing not less than five percent (5%) of the shares entitled to be voted at the Meeting.

Appointment of Proxies

Those Shareholders who desire to be represented at the Meeting by proxy must deposit their properly executed proxy with the Secretary of BakBone c/o CIBC Mellon Trust Company, Suite 600, The Dome Tower, 333 - 7th Avenue S.W., Calgary, Alberta, T2P 2Z1, not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the day of the Meeting, or adjournment or adjournments thereof. A proxy must be executed by the Shareholder or his or her agent authorized in writing, or if the Shareholder is a corporation, under its seal by an officer or agent thereof duly authorized. Persons signing as executors, administrators or trustees should so indicate and give their full title as such.

The persons named in the accompanying proxy are directors and officers of BakBone. A Shareholder has the right to appoint a person (who need not be a Shareholder) to attend and act on such Shareholder’s behalf at the Meeting other than the persons named in the proxy. To exercise this right, the Shareholder must strike out the name of the persons named in the proxy and insert the name of his or her nominee in the space provided or complete another appropriate form of proxy and, in either case, deposit the proxy with BakBone at the place and within the time specified above for deposit of proxies.

Persons Making the Solicitation

The solicitation is made on behalf of the management and Board of Directors of BakBone. The costs incurred in the preparation and mailing of the Instrument of Proxy, Notice of Meeting and this Information Circular will be borne by BakBone. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or by other means of communication and by directors and officers of BakBone, who will not be specifically remunerated therefor. While no arrangements have been made to date, BakBone may contract for the distribution and solicitation of proxies for the Meeting. The costs incurred by BakBone in soliciting proxies will be paid by BakBone.

Exercise of Discretion by Proxy

The Shares represented by the Instrument of Proxy enclosed with this Information Circular will be voted in accordance with the instructions of the Shareholder, but if no specification is made, the Shares will be voted in favour of the matters set forth in the proxy. If any amendments or variations are proposed at the Meeting or any adjournment thereof to matters set forth in the proxy and described in the accompanying Notice of Meeting and this Information Circular, or if any other matters properly come before the Meeting or any adjournment thereof, the proxy confers upon the Shareholder’s nominee discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting. At the date of this Information Circular, management of BakBone knows of no such amendments or variations or other matters to come before the Meeting.

Revocation of Proxies

A registered Shareholder who has given a proxy has the power to revoke it. If a person who has given a proxy attends personally at the Meeting at which the proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing signed by the Shareholder or such registered Shareholder’s agent authorized in writing, or, if the registered Shareholder is a corporation, signed by a duly authorized officer or agent for the corporation, and deposited at the registered office of BakBone at any time up to and including the last day (other than Saturdays, Sundays and statutory holidays) preceding the day of the Meeting at which the proxy is to be used, or any adjournment or adjournments thereof, or with the Chairman of the Meeting on the day of the Meeting, or on the day of any adjournment thereof, prior to the commencement of the Meeting.

Advice to Beneficial Holders of Securities

The information set forth in this section is of significant importance to many public shareholders of BakBone, as a substantial number of the public shareholders of BakBone do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of BakBone as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder’s name on the records of BakBone. Such shares will more likely be registered under the name of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers and other nominees are prohibited from voting shares for their clients. The directors and officers of BakBone do not know for whose benefit the shares registered in the name of CDS & Co. are held.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholders how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”). ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote shares directly at the Meeting. The proxy must be returned to ADP well in advance of the Meeting in order to have the shares voted. Accordingly, it is strongly suggested that Beneficial Shareholders return their completed instructions or proxies as directed by ADP well in advance of the Meeting.

No Dissenters’ Rights of Appraisal

Under the Canada Business Corporations Act (the “CBCA”), the Company’s Shareholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and the Company will not independently provide Shareholders with any such right.

PART III

MATTERS TO BE ACTED UPON AT THE MEETING

PROPOSAL 1: Approval of Amendment to Company Articles to Effect a Reverse Stock Split

Reasons for the Reverse Stock Split

The OTC Bulletin Board is presently the only public trading market for the Common Shares in the United States. The OTC Bulletin Board is not considered a major national exchange in the United States, and companies that list on the OTC Bulletin Board typically do not have the trading volumes, analyst coverage, investor interest or market capitalization of companies that list on other major United States trading markets.

The listing of the Common Shares on a major United States trading market, such as the Nasdaq National Market, is an important corporate objective of both management and the Board of Directors. The Company believes that such a listing will provide numerous benefits for BakBone and its Shareholders, including increased liquidity of the Common Shares in the United States, increased demand for the Common Shares by institutional investors, enhanced visibility and analyst coverage of BakBone, and an improved ability of the Company to access the capital markets in the United States and to use the Common Shares as consideration for acquisitions. Assuming that BakBone obtains a listing on the Nasdaq National Market, it is likely that the Company will pursue a public offering of Common Shares in the United States, provided that market conditions are satisfactory. While BakBone has considered acquisitions and investments in complementary businesses and technologies, BakBone does not currently have any specific plans or commitments to make any acquisitions or investments using its Common Shares. If the shareholders do not approve the Reverse Stock Split or if the Board of Directors does not effect the Reverse Stock Split, the Common Shares will continue to be traded on the OTC Bulletin Board which is generally considered to be a less liquid trading market. Regardless of whether the Reverse Stock Split is approved by the Shareholders or implemented by the Board of Directors, the Company currently intends to continue to maintain its listing on the Toronto Stock Exchange.

BakBone does not currently meet certain listing criteria of the Nasdaq National Market, including, in particular, the minimum bid price of US $5.00 per share. The last reported sales price of the Common Shares on the OTC Bulletin Board on April     , 2004 was US $             per share. The Reverse Stock Split is designed to increase the trading price of the Common Shares to above the minimum required bid price for listing on the Nasdaq National Market. In addition to satisfying this minimum bid price requirement, the Company believes that the anticipated increase in the trading price of the Common Shares that may result from the Reverse Stock Split will, among other things, satisfy one of the criteria that certain United States institutional investors impose as a prerequisite to purchasing and holding securities of an issuer, thereby potentially increasing the demand for the Common Shares by United States institutional investors.

Approval of this proposal by the Shareholders will provide management and the Board of Directors with the authority to proceed with the Reverse Stock Split within the year following such approval. Acting pursuant to such approval, the Board of Directors would have the discretion to fix the exact ratio of the Reverse Stock Split, provided that the ratio can be no greater than one for five. Prior to effecting the Reverse Stock Split, the Company will provide notice of the record date for the Reverse Stock Split in accordance with the rules of the U.S. Securities and Exchange Commission and the Toronto Stock Exchange. No certificates representing fractional shares will be issued and Shareholders will have no rights associated with fractional Shares. In the event of a Reverse Stock Split, if any Shareholder is entitled to an amount of new common shares (the “New Common Shares”) as applicable, that does not equal a whole number of New Common Shares, such Shareholder shall receive the next lowest whole number of Shares (for example, if the Reverse Stock Split is at a ratio of one for five, a Shareholder that held fifty-one Common Shares prior to the Reverse Stock Split would be entitled to receive ten (10) New Common Shares and would have no further rights associated with the Reverse Stock Split; if the Reverse Stock Split is at a ratio of one for four, a Shareholder that held fifty-one Common Shares prior to the Reverse Stock Split would be entitled to receive twelve (12) New Common Shares and would have no further rights associated with the Reverse Stock Split, etc.). Because no certificates representing fractional shares will be issued and Shareholders will have no rights associated with fractional Shares, Shareholders will experience a nominal economic loss in connection with the above described treatment of fractional Shares. In calculating such fractional interests, all Shares held by any beneficial holder shall be aggregated.

PLEASE NOTE, IF YOU HOLD FOUR OR FEWER COMMON SHARES, DEPENDING UPON THE EXACT SPLIT RATIO SELECTED BY THE BOARD OF DIRECTORS, YOUR OWNERSHIP INTEREST IN THE COMPANY MAY BE ELIMINATED IN CONNECTION WITH THE REVERSE STOCK SPLIT WITHOUT THE REQUIREMENT OF ANY PAYMENT TO YOU.

Accordingly, at the Meeting, Shareholders will be asked to consider and, if thought fit, approve a special resolution (the “Consolidation Resolution”) in the following form:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION THAT:

1. Pursuant to Section 173(1)(h) of the Canada Business Corporations Act (the “CBCA”), the number of issued and outstanding Common Shares of the Company be changed by the Reverse Stock Split of such shares, provided that the ratio for the Reverse Stock Split is not greater than one (1) new common share of the Company for each five (5) Common Shares outstanding (the exact ratio of the consolidation shall be determined by the Board of Directors of the Company, in its sole discretion, provided that the ratio shall not be greater than one for five as set forth above);

2. Where the Reverse Stock Split would otherwise result in a holder of Common Shares (collectively, the “Shares”) being entitled to receive a fractional Share, each holder shall receive the next lowest whole number of Shares and a trust company, bank, registered dealer in securities or recognized depository which holds Shares on behalf of several beneficial owners shall be entitled, on producing evidence satisfactory to the Company’s registrar and transfer agent to the number of Shares held for each beneficial owner, to receive an aggregate number of new shares equal to the total number of Shares which all beneficial owners represented by it would have been entitled to receive if their holdings of Shares had been registered in their own names;

3. During the period commencing on the date that the Shareholders approve this resolution and ending one year thereafter, any one director or officer of the Company be and is hereby authorized to take such steps as may be necessary or advisable to give effect to the foregoing and this special resolution, including the filing of the articles of amendment under the CBCA; and

4. The directors in their discretion may revoke this special resolution before it is acted upon without further approval or authorization of the shareholders.”

Risks Associated with the Reverse Stock Split

The Company cannot assure you that approval of the Reverse Stock Split will actually result in achievement of the benefits described herein. For example, (i) there can be no assurance that the per share market price of the New Common Shares following the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of Common Shares (for example, if the Reverse Stock Split is at a ratio of one for five, and the per share trading price of the Common Shares immediately prior to the Reverse Stock Split is US $            , the Company cannot assure you that the trading price will be US $             per share immediately following the Reverse Stock Split; if the Reverse Stock Split is at a ratio of one for four, and the per share trading price of the Common Shares immediately prior to the Reverse Stock Split is US $        , the Company cannot assure you that the trading price will be US$         per share immediately following the Reverse Stock Split, etc.), (ii) there can be no assurance that the per share market price of the Company’s Common Shares following the Reverse Stock Split will increase at all, and there can be no assurance that the per share market price will not decrease after the Reverse Stock Split, (iii) in addition to the minimum bid price rules, listing on the Nasdaq National Market requires satisfaction of a number of other quantitative and qualitative criteria, such as requirements related to the number of outstanding publicly held shares, the market value of publicly held shares, the number of shareholders, the number of market makers and corporate governance requirements, and while the

Company believes it either meets or will be able to meet all such requirements, it may fail to satisfy one or more of those other criteria and even if it does satisfy such criteria, the Nasdaq National Market is under no obligation to approve the Company’s request to list its shares, (iv) even if the Company does list on the Nasdaq National Market, there can be no assurance that listing will increase the liquidity of the Company’s stock or the level of analyst coverage, or that the Company would be able to comply with the continued listing requirements of the Nasdaq National Market, (v) there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors, and (vi) the potential for a public offering of securities in the United States depends on many factors outside of the Company’s control, and there can be no assurance that the Company will be able to complete such a transaction or the terms of any such transaction if completed.

Principal Effects of the Reverse Stock Split

If approved and effected, the Reverse Stock Split will be effected simultaneously for all of the Company’s capital stock and the ratio will be the same for all of the Company’s capital stock. The Reverse Stock Split will affect all Shareholders uniformly and will not affect any Shareholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any Shareholder owning a fractional share in which case the Shareholder will experience a slight dilution to their overall ownership percentage by virtue of the rounding down to the nearest whole number of shares.

The Company does not believe that the Reverse Stock Split will have any effect as an anti-takeover measure. The Company currently has a Shareholder Protection Rights Plan which could prevent or delay an unsolicited take-over bid of the Company that does not fall within the permitted bid requirements of such Shareholder Protection Rights Plan.

As described above, no certificates representing fractional shares will be issued and Shareholders will have no rights associated with fractional shares. With the exception of the number of issued and outstanding shares, the rights and preferences of the Common Shares prior and subsequent to the Reverse Stock Split will remain the same. The Reverse Stock Split may result in some Shareholders owning “odd-lots” of less than one hundred Common Shares. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase Common Shares. These proportionate adjustments will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the Reverse Stock Split. In addition, the number of shares reserved for issuance under the Company’s existing stock option plans will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. Furthermore, pursuant to the Share Provisions contained in the Company’s Articles of Continuance, upon the effective date of the Reverse Stock Split, the liquidation preferences and conversion provisions of the outstanding Preferred Shares will be automatically adjusted to take into account the impact of the Reverse Stock Split as set forth in such Share Provisions.

Based upon the total number of outstanding Common Shares and Preferred Shares as of April     , 2004, the following table illustrates the effects of various Reverse Stock Split ratios on the post-split numbers of issued and outstanding shares:

	Common Shares(1)	Common Shares issuable upon the Conversion of Series A Preferred Shares	Total Outstanding As Converted Shares
Outstanding Shares as of April , 2004	61,639,204	18,000,000	79,639,204
One for two Reverse Stock Split	30,819,602	9,000,000	39,819,602
One for three Reverse Stock Split	20,546,401	6,000,000	26,546,401
One for four Reverse Stock Split	15,409,801	4,500,000	19,909,801
One for five Reverse Stock Split	12,327,840	3,600,000	15,927,840

(1)	These share numbers are approximate due to the rounding down of share amounts in connection with a Reverse Stock Split.

Procedure for Effecting the Reverse Stock Split and Exchange of Share Certificates

If the Consolidation Resolution is approved, at the election of the Board of Directors of the Company, the Company will file articles of amendment under the CBCA amending its share capital in substantially the form attached as Exhibit A hereto. The effective date of the Reverse Stock Split of the Common Shares will be the date of issuance of a certificate of amendment in respect of the Reverse Stock Split under the CBCA. On the effective date, the Common Shares will be consolidated at the ratio determined by the Board of Directors (which will not exceed one for five) and the Company will issue a press release advising of this event. As soon as practicable after the effective date, a letter of transmittal containing instructions with respect to the surrender of the Company’s share certificates will be furnished to Shareholders for use in exchanging their share certificates. Upon the return of a properly completed letter of transmittal together with any share certificates, certificates for the appropriate number of New Common Shares will be issued.

Vote Required; Recommendation of the Board of Directors

The Consolidation Resolution must be approved by two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting.

The Board of Directors of the Company unanimously recommends that Shareholders vote in favour of the Consolidation Resolution.

PROPOSAL 2: Ratification and Approval of Amendment to the Company By-laws Pertaining to a Quorum

Reasons for a Ratification of and Amendment to the Company By-laws

The current Company By-laws were adopted by the Board of Directors of the Company effective August 11, 2003 in conjunction with the Company continuing from the Province of Alberta to the federal jurisdiction of Canada. At the special meeting, Shareholders will be asked to ratify the Board’s adoption of these By-laws.

In addition, under the current listing requirements of the Nasdaq National Market, a listing company must provide for a quorum as specified in its by-laws for any meeting of holders of common stock; provided, however, that in no case can such quorum be less than thirty-three and one third percent (33 1/3%) of the outstanding shares of the company’s voting common stock.

Currently, under Section 8.14 of the Company By-laws, the minimum number of shares required to have a quorum is no less than two (2) persons present, holding or representing not less than five percent (5%) of the shares entitled to be voted at the meeting. Approval of this proposal by the Shareholders will enable the Company to comply with the Nasdaq National Market listing requirement relating to quorums.

Accordingly, at the Meeting, the Shareholders will be asked to consider and, if thought fit, approve a special resolution (the “By-laws Ratification and Amendment Resolution”) in the following form:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION THAT:

Section 8.14 of the Company By-laws be amended to read in full as follows, “A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present not being less than two (2) in number and holding or representing not less than thirty-three and one-third percent (33 1/3%) of the shares entitled to be voted at the meeting; provided that, at least thirty-three and one-third percent (33 1/3%) of the common shares entitled to be voted at the meeting must also be present or represented. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.”

Vote Required; Recommendation of the Board of Directors

The By-laws Ratification and Amendment Resolution must be approved by two-thirds of the votes cast by Shareholders present in person or by proxy at the Meeting.

The Board of Directors of the Company unanimously recommends that Shareholders vote in favour of the By-laws Ratification and Amendment Resolution.

PART IV

INFORMATION CONCERNING THE COMPANY

Voting Shares and Principal Holders Thereof

The authorized share capital of BakBone consists of an unlimited number of Common Shares and 22,000,000 Preferred Shares without nominal or par value. As of April             , 2004, there were              Common Shares and 18,000,000 Preferred Shares issued and outstanding.

The following table sets forth certain information regarding the ownership of the Company’s Common Shares and Preferred Shares, as of April             , 2004, by (a) each director, (b) each of the executive officers, (c) all directors and executive officers of the Company as a group, and (d) all those known by the Company to be beneficial owners of more than five percent of any class of its outstanding stock.

The percentage of class for the Common Shares is calculated on the basis of              outstanding Common Shares, as of April 1, 2004, except that shares underlying options exercisable within 60 days of April 1, 2004 (the “Option Exercise Shares”) are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. The percentage of class for the Common Shares on an as-converted basis is calculated on the basis of the outstanding Common Shares and Preferred Shares as of April 1, 2004, except that Option Exercise Shares are deemed outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. Except as indicated in the footnotes to this table, to the Company’s knowledge the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o BakBone Software Incorporated, 10145 Pacific Heights Boulevard, Suite 500, San Diego, California 92121.

	Common Shares Owned				Series A Preferred Shares Owned		Common Shares on an As-Converted Basis
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class		Number of Shares	Percentage of Class	Number of Shares		Percentage of Class
VantagePoint Venture Partners(1)	79		[*]		18,000,000	100%	18,000,000		[____	]
1001 Bayhill Drive, Suite 300 San Bruno, CA 94066
Keith Rickard(2)	1,064,167		[____	]	—	—	1,064,167		[____	]
J.G. (Jeff) Lawson(3)	410,800		[____	]	—	—	410,800		[____	]
Archie Nesbitt(4)	651,716		[____	]	—	—	651,716		[____	]
Neil MacKenzie(5)	423,175		[____	]	—	—	423,175		[____	]
J. Stephan Dolezalek(6)	150,000		[____	]	—	—	150,000		[____	]
Andrew T. Sheehan(7)	150,000		[____	]	—	—	150,000		[____	]
Bruce Nakao(8)	150,000		[____	]	—	—	150,000		[____	]
John Fitzgerald(9)	197,269		[____	]	—	—	197,269		[____	]
Fabrice Helliker(10)	385,051		[____	]	—	—	385,051		[____	]
Scott Petersen(11)	79,005		[____	]	—	—	79,005		[____	]
Howard Weiss(12)	194,532		[____	]	—	—	194,532		[____	]
All Executive Officers and Directors as a Group (12 persons)(13)	[____	]	[____	]	—	—	[____	]	[____	]

*	Less than 1%
(1)	Includes 16,294,200 Series A Preferred Shares and 42 Common Shares held by VantagePoint Venture Partners IV (Q), L.P., 1,633,200 Series A Preferred Shares and 37 Common Shares held by VantagePoint Venture Partners IV, L.P. and 72,600 Series A Preferred Shares held by VantagePoint Venture Partners IV Principals Fund, L.P.

(2)	Includes 550,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(3)	Includes 200,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(4)	Includes 400,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(5)	Includes 250,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(6)	Includes 150,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(7)	Includes 150,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(8)	Includes 150,000 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(9)	Includes 130,415 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(10)	Includes 62,500 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(11)	Includes 65,625 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(12)	Includes 74,165 shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.
(13)	Includes [ ] shares issuable upon exercise of stock options exercisable within 60 days of April 1, 2004.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

No director, executive officer or other senior officer of the Company, or any associate of any such director or officer is, or has been at any time since the beginning of the most recently completed financial year of the Company, indebted to the Company or any of its subsidiaries in respect of any indebtedness that is still outstanding, nor is, or at any time since the beginning of the most recently completed financial year of the Company has, any indebtedness of any such person been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Management of the Company is not aware of any material interest of any director, senior officer or anyone who has held office as such since the beginning of the Company’s last financial year or of any associate or affiliate of any of the foregoing in any matter to be acted on at the Meeting, except as disclosed elsewhere in this Information Circular.

INTEREST OF INSIDERS AND OTHERS IN MATERIAL TRANSACTIONS

Management of the Company is not aware of any material interest, direct or indirect, of any director, officer, promoter, insider or member of management of the Company or any person owning, directly or indirectly, more than 10% of the Company’s Common Shares, or any associate or affiliate of any such person in any transaction within the last five years or any proposed transaction which in either case has materially affected or will materially affect the Company, other than as disclosed herein.

ADDITIONAL INFORMATION

Details regarding executive compensation for the financial year ending March 31, 2003, and information regarding the Company’s corporate governance policies, are discussed in detail in the Company’s Information Circular dated June 19, 2003, for the annual and special meeting of shareholders held July 17, 2003.

OTHER MATTERS

Management of BakBone knows of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting accompanying the Information Circular. However, if any other matter properly comes before the Meeting, the forms of proxy furnished by BakBone will be voted on such matters in accordance with the best judgment of the person or persons voting the proxy.

CERTIFICATION

The contents and sending of this Information Circular have been approved by the Board of Directors of BakBone.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, and constitutes full, true and plain disclosure of all material facts relating to the particular matters to be acted upon by the Shareholders.

DATED this              day of April, 2004.

BAKBONE SOFTWARE INCORPORATED

(signed) “Keith Rickard”	(signed) “John Fitzgerald”
President and Chief Executive Officer	Chief Financial Officer

EXHIBIT A

ARTICLES OF AMENDMENT OF THE COMPANY

BAKBONE SOFTWARE INCORPORATED

Instrument of Proxy

For the Special Meeting of Shareholders

The undersigned shareholder of BakBone Software Incorporated (the “Company”) hereby appoints Keith Rickard, of the City of San Diego, in the State of California, President and Chief Executive Officer of the Company or, failing him, John Fitzgerald, of the City of San Diego, in the State of California, the Chief Financial Officer of the Company, or instead of either of the foregoing,                                         , as proxyholder of the undersigned, with full power of substitution, to attend and act and vote for and on behalf of the undersigned at the special meeting of the shareholders of the Company (the “Meeting”), to be held on April 29, 2004 and at any adjournment thereof, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder’s discretion, except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the shares represented by this instrument of proxy in the following manner:

1.	FOR ☐ or AGAINST ☐ passing a special resolution providing the Board of Directors with the authority to amend the articles of the Company, for a period of one year after shareholder approval of the resolution, to consolidate the number of issued and outstanding Common Shares at a ratio not greater than one Common Share for five Common Shares, as further set out in the accompanying management proxy circular of the Company (the “Information Circular”);

2.	FOR ☐ or AGAINST ☐ passing a special resolution ratifying the By-laws of the Company, and amending the By-laws of the Company to increase the quorum requirement from five percent (5%) of the shares entitled to vote at a meeting to thirty-three and one-third percent (33 1/3%) of the shares entitled to vote at a meeting, as further set out in the Information Circular; and

3.	FOR ☐ or AGAINST ☐ transacting such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.

THIS INSTRUMENT OF PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE SHARES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED AND, WHERE THE SHAREHOLDER HAS SPECIFIED A CHOICE WITH RESPECT TO THE ABOVE MATTERS, WILL BE VOTED AS DIRECTED ABOVE OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN FAVOUR OF THE ABOVE MATTERS.

EACH SHAREHOLDER HAS THE RIGHT TO APPOINT A PROXYHOLDER, OTHER THAN THE PERSONS DESIGNATED ABOVE, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND TO ACT FOR SUCH SHAREHOLDER AND ON SUCH SHAREHOLDER’S BEHALF AT THE MEETING. TO EXERCISE SUCH RIGHT, THE NAMES OF THE NOMINEES OF MANAGEMENT SHOULD BE CROSSED OUT AND THE NAME OF THE SHAREHOLDER’S APPOINTEE SHOULD BE LEGIBLY PRINTED IN THE BLANK SPACE PROVIDED.

THE UNDERSIGNED HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN.

Dated this day of ,2004.
(signature of shareholder)

(name of shareholder)

(number of common shares being voted)

2

NOTES:

1.	If the shareholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

2.	This instrument of proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered. If the proxy is not dated in the above space, it is deemed to bear the date on which it is mailed by the person making the solicitation.

3.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

4.	This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of the Secretary of the Company c/o CIBC Mellon Trust Company, Suite 600, The Dome Tower, 333—7th Avenue S.W., Calgary, Alberta, T2P 2Z1, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournment thereof. A proxy is valid only at the meeting in respect of which it is given or any adjournment of that meeting.